STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 20, 2016

Job Number: C20160120-0513
Reference Number: 00010187774-15
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150477491-50	Articles of Incorporation	6 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Raphael Alves
Certificate Number: C20160120-0513
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ADVANCED PREDICTIVE ANALYTICS INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: FLANGAS MCMILLAN LAW GROUP, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: / City: / Nevada / Zip Code: Mailing Address (if different from street address): / City: / Nevada / Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 250000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) GEORGE PURSEGLOVE (Name) 3329 COLONY PLAZA (Street Address) — NEWPORT BEACH (City) — CA (State) — 92660 (Zip Code) 2) (Name) Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** JOHN MCMILLAN (Name) — X JOHN MCMILLAN (**Incorporator Signature**) 3275 SOUTH JONES BLVD. #105 (Address) — LAS VEGAS (City) — NV (State) — 89146 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X FLANGAS MCMILLAN LAW GROUP, INC. — **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** 10/29/2015 (Date)

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
ADVANCED PREDICTIVE ANALYTICS, INC.
a Nevada corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, do hereby make and file these Articles of Incorporation by declaring and certifying that the facts herein stated are true:

ARTICLE I
NAME

The name of the Corporation is:

ADVANCED PREDICTIVE ANALYTICS, INC.

ARTICLE II
PURPOSE

This Corporation is organized for the purpose of pursuing the development, marketing and sale of innovative "Big Data" Software Analytic Applications as well as engaging in any and all general business activities related or incidental thereto.

ARTICLE III
REGISTERED AGENT & REGISTERED OFFICE

Section 3.01 Registered Agent. The name and address of the registered agent for service of process is:

FLANGAS MCMILLAN LAW GROUP, INC.
3275 South Jones Blvd., Suite 105
Las Vegas, Nevada 89146

Section 3.02 Registered Office. The address of its registered office is:

3275 South Jones Blvd., Suite 105
Las Vegas, Nevada 89146

Section 3.03 Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Any meeting of the directors and/or stockholders held outside the State of Nevada shall have the same effect as if held in the State of Nevada.

ARTICLE IV
SHARES OF STOCK

Section 4.01 Authorized Shares. The Corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have the authority to issue is 250,000,000 shares of which 235,000,000 shares shall be Common Stock par value $0.001 and 15,000,000 shares shall be Preferred Stock with a par value of $0.001. The Preferred Stock may be issued from time to time in one or more series by the Board of Directors. The Board is authorized to establish, modify or delete the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof and to fix the number of shares constituting any such series and the designation thereof. Such rights, preferences, privileges and restrictions may included designating the Preferred Stock or any series thereof to be senior to, subordinate to or pari passu with any of the present or future series of Preferred Stock or Common Stock. No shares of Preferred Stock acquired by the Corporation whether by reason of redemption, purchase, conversion or otherwise shall be reissued.

ARTICLE V
DIRECTORS

Section 5.01 Governing Board. The members of the governing board of the Corporation shall be styled as directors.

Section 5.02 Initial Board of Directors. The initial Board of Directors shall consist of One (1) member. The name and address of the member of the Board of Directors is as follows:

GEORGE PURSGLOVE
3329 Colony Plaza
Newport Beach, CA 92660

Each Director shall serve as a Director until the first annual meeting of the stockholders or until their successor(s) shall have been elected and qualified.

Section 5.03 Change in Number of Directors. The number of directors may be increased or decreased by a duly adopted amendment to these Articles and the Bylaws of the Corporation.

ARTICLE VI
INCORPORATOR

The name and address of the incorporator is:

JOHN MCMILLAN
3275 South Jones Blvd. #105
Las Vegas, Nevada 89146

ARTICLE VII
DIRECTORS' AND OFFICERS' LIABILITY

A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of the Business Judgment Rule. This Article, however, shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, or upon receipt of an undertaking or surety by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or

otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director of officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director or officer for any and all services or conduct rendered on behalf of the Corporation during such director's or officer's tenure with the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE IV

Fifty One percent (51%) of the voting shares outstanding shall be required to amend, alter, change or repeal any provision contained in these Articles of Incorporation.

IN WITNESS WHEREOF, I have executed these Articles on this 15th day of October 2015.

JOHN MCMILLAN, Incorporator

CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY REGISTERED AGENT

In the matter of ADVANCED PREDICTIVE ANALYTICS, INC., I, as an agent for the FLANGAS MCMILLAN LAW GROUP, INC., located in Clark County at 3275 South Jones Blvd., Suite 105, Las Vegas, Nevada, 89146, hereby accept the appointment as Registered Agent of the above-entitled Corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is 3275 South Jones Blvd., Suite 105, Las Vegas, Nevada 89146.

IN WITNESS WHEREOF, I hereunto set my hand this 15th day of October, 2015.

Jol McMill

Agent for the FLANGAS MCMILLAN LAW GROUP, INC.
Registered Agent